EXHIBIT 5.1

TROYGOULD PC
1801 Century Park East, 16th Floor
Los Angeles, California 90067-2367

October 30, 2013

PEDEVCO Corp.
4125 Blackhawk Circle, Suite 201
Danville, California 94506

Re:              Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to PEDEVCO Corp., a Texas corporation (the “Company”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) that the Company intends to file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on or about the date of this opinion letter for the purpose of registering the offer and sale of up to 664,748 shares (the "Primary Shares") of its common stock, par value $0.001 per share (“Common Stock”), issuable pursuant to future awards under the Company’s 2012 Equity Incentive Plan ( the “PEDEVCO Plan”), up to 104,500 shares (the “PEDEVCO Secondary Shares”) of Common Stock issuable upon the exercise of outstanding options granted as awards under the PEDEVCO Plan, up to 405,803 shares (the “PEDCO Secondary Shares”) of Common Stock issuable upon the exercise of outstanding options granted as awards under the Pacific Energy Development Corp. 2012 Equity Incentive Plan (the "PEDCO Plan"), and up to 943,335 shares (the “Additional Secondary Shares”) of Common Stock issuable upon the exercise of outstanding options granted to the Company's employees, directors and consultants as awards pursuant to various written compensation agreements (the "Additional Plans"). The Primary Shares, the PEDEVCO Secondary Shares, the PEDCO Secondary Shares and the Additional Shares are sometimes collectively referred to herein as the “Shares.” The PEDEVCO Plan, the PEDCO Plan and the Additional Plans are sometimes collectively referred to herein as the “Plans."  This opinion letter is being given to you pursuant to your request in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon originals or copies of:  (1) the Registration Statement; (2) the PEDEVCO Plan; (3) the PEDCO Plan; (4) the Additional Plans; (5) the Company’s Amended and Restated Certificate of Formation, as amended to date; (6) the Company’s Bylaws, as amended to date; (7) resolutions of the Company’s Board of Directors pertaining to the Registration Statement, the Shares, and related matters; and (8) such other documents, corporate records, and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have also reviewed such matters of law as we considered necessary or appropriate as a basis for the opinion expressed below.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions:  (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) and the Plans are accurate and complete; (4) the Company will issue the Shares in accordance with the terms of the Registration Statement and the applicable Plans; (5) the Company will at all times remain duly organized, validly existing, and in good standing under the laws of the State of Texas; (6) the Company will at all times reserve a sufficient number of shares of its unissued common stock as is necessary to provide for the issuance of the Shares; (7) in connection with each issuance of any Shares, the Company will duly execute and deliver a stock certificate evidencing the Shares or, with respect to any Shares issued on an uncertificated basis, the Company will comply with applicable law regarding the documentation of uncertificated securities; and (8) with respect to documents that we reviewed in connection with this opinion letter, all documents submitted to us as originals are authentic; all documents submitted to us as certified, facsimile, or photostatic copies conform to the originals of such documents, and such original documents are authentic; the signatures on all documents are genuine; and all natural persons who have executed any of the documents have the legal capacity to do so.

The law covered by our opinion expressed below is limited to Title 2 of the Texas Business Organizations Code and the reported judicial decisions interpreting such statute, as currently in effect.  We neither express nor imply any opinion with respect to any other laws or the laws of any other jurisdiction, and we assume no responsibility with respect to the application or effect of any such laws.

We undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in laws, a change in any fact relating to the Company, or any other circumstance.  This opinion letter is limited to the matters expressly stated herein, and no opinions are to be inferred or may be implied beyond the opinion expressly set forth below.  Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated below with respect to the Shares.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the terms of the Registration Statement and the Plans, will be validly issued, fully paid, and non-assessable.

This opinion letter is rendered to you solely in connection with the transactions contemplated by the Registration Statement and may not be relied upon for any other purpose.  We consent to the filing with the Commission of this opinion letter as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ TROYGOULD PC

TROYGOULD PC